As filed with the Securities and Exchange Commission on November 13, 2001

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TUCKER ANTHONY SUTRO
(Exact Name of Company as Specified in its Charter)

Delaware (State of incorporation of Organization)	04-3335712 (Employer Identification Number)

One Beacon Street
Boston, Massachusetts 02108
(Address of Principal Executive Offices)

(617) 725-2000
(Registrant's telephone number, including area code)

Tucker Anthony Sutro Employee Stock Purchase Plan
for the Employees of Hill Thompson Magid, L.P.
(Full title of the plan)

John H. Goldsmith
Tucker Anthony Sutro
One Beacon Street
Boston, Massachusetts 02108
(617) 725-2000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

        The Registration Statement on Form S-8 (Registration No.333-54128) (the “Registration Statement”) of Tucker Anthony Sutro (the “Company”) pertaining to 125,000 shares of common stock of the Company to which this Post-Effective Amendment No. 1 relates became effective on January 22, 2001.

        In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on November 13, 2001.

TUCKER ANTHONY SUTRO
By:	/s/ Irving Weiser

	Name: Title:	Irving Weiser President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Irving Weiser	President and Director (Principal Executive Officer)	November 13, 2001

Irving Weiser

/s/ David Parrin	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 13, 2001

David Parrin

/s/ Carla J. Smith	Secretary	November 13, 2001

Carla J. Smith